Exhibit 99.1

For Additional Information:

Bryan Giglia

Vice President – Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 369-4204

SUNSTONE HOTEL INVESTORS REPORTS RESULTS OF OPERATIONS FOR

FOURTH QUARTER AND FULL YEAR 2007

Adjusted FFO per Diluted Share Increases 55.4% in the Fourth Quarter

Adjusted FFO per Diluted Share Increases 18.7% in 2007

SAN CLEMENTE, CA – February 21, 2008 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results of operations for the fourth quarter and year ended December 31, 2007.

Fourth Quarter 2007 Highlights (as compared to fourth quarter 2006):

•	Total revenue increased by 25.6% to $298.4 million.

•	Income available to common stockholders per diluted share increased 281.8% to $0.42.

•	Adjusted EBITDA increased 38.7% to $86.2 million.

•	Adjusted FFO available to common stockholders increased 55.8% to $54.6 million.

•	Adjusted FFO available to common stockholders per diluted share increased 55.4% to $0.87.

•	Total capital expenditures were $32.2 million.

Full Year 2007 Highlights (as compared to full year 2006):

•	Total revenue increased by 23.6% to $1,056.7 million.

•	Income available to common stockholders per diluted share increased 196.6% to $1.75.

•	Adjusted EBITDA increased 23.0% to $310.1 million.

•	Adjusted FFO available to common stockholders increased 21.1% to $180.6 million.

•	Adjusted FFO available to common stockholders per diluted share increased 18.7% to $2.86.

•	Total capital expenditures were $135.2 million.

“In 2007 Sunstone consistently met or exceeded all key guidance metrics each quarter and delivered on all of our promises,” Sunstone’s Chief Executive Officer, Steven R. Goldman, said. “We strengthened our portfolio by selling non-core assets and completing focused renovations of our core holdings. We lowered our capital costs and improved our credit ratios by taking advantage of lower-cost financing alternatives. We redoubled our asset management efforts to drive additional streams of profitability and improve forecasting accuracy. By remaining true to our basic strategy of disciplined capital allocation, conservative financial management and proactive asset management, we believe we have positioned Sunstone for continuing strong performance under a wide range of economic scenarios in 2008 and beyond.”

Sunstone also announced that its board of directors has authorized the Company to repurchase up to $150 million of its common stock during 2008.

“Our Board took this action based upon its continued confidence in our Company’s long-term growth potential,” said Mr. Goldman.

SELECTED FINANCIAL DATA

($ in millions, except RevPAR and per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2007	2006	Change	2007	2006	Change
Total Revenue	$298.4	$237.5	25.6%	$1,056.7	$855.3	23.6%
Total RevPAR	$121.31	$107.69	12.6%	$122.76	$111.56	10.0%
Comparable RevPAR (1)	$119.20	$109.29	9.1%	$120.15	$111.47	7.8%
Income available to common stockholders	$24.3	$6.6	266.1%	$103.3	$33.6	207.1%
Income available to common stockholders per diluted share	$0.42	$0.11	281.8%	$1.75	$0.59	196.6%
FFO available to common stockholders (2) (3)	$53.9	$34.8	54.8%	$174.4	$132.2	31.9%
Adjusted FFO available to common stockholders (2) (3)	$54.6	$35.0	55.8%	$180.6	$149.1	21.1%
FFO available to common stockholders per diluted share (2) (3)	$0.86	$0.56	53.6%	$2.76	$2.14	29.0%
Adjusted FFO available to common stockholders per diluted share (2) (3)	$0.87	$0.56	55.4%	$2.86	$2.41	18.7%
EBITDA (2)	$96.1	$60.7	58.2%	$371.5	$255.5	45.4%
Adjusted EBITDA (2)	$86.2	$62.2	38.7%	$310.1	$252.1	23.0%
Total Hotel Operating Profit Margin (4)	28.8%	24.4%	440 bps	28.8%	26.2%	260 bps
Comparable Hotel Operating Profit Margin (4)	30.1%	28.3%	180 bps	30.1%	28.9%	120 bps

(1)	Includes 41 “Comparable” hotels (includes prior ownership periods). Excludes four “Non-comparable” hotels that experienced material and prolonged business interruption during 2007 or 2006 (Renaissance Baltimore, Renaissance Orlando, Fairmont Newport Beach and Hyatt Regency Century Plaza). Please refer to the discussion of comparable hotel portfolio information on page 7.

(2)	Please refer to the non-GAAP financial measures of Funds from Operations (“FFO”), Adjusted FFO, EBITDA, and Adjusted EBITDA on pages 10 and 11 for a tabular presentation of our results and a reconciliation to GAAP measures.

(3)	Reflects series C convertible preferred stock on an “as-converted” basis.

(4)	Please refer to page 12 for detailed hotel operating margin analysis.

Contemporaneously with this press release, the Company has filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 with the Securities and Exchange Commission.

Disclosure regarding the non-GAAP financial measures in this release is included on page 6 and reconciliations to the most comparable GAAP measure during each of the periods presented are included on pages 10 and 11 of this release. Disclosure regarding the Comparable Portfolio is included on page 7 of this release.

Performance Relative to Guidance

The following table reflects our guidance for the fourth quarter 2007 compared to our actual results.

	Guidance	Actual Fourth Quarter 2007
Total Portfolio RevPAR Growth	10% to 11%	12.6%
Comparable RevPAR Growth	7% to 8%	9.1%
Adjusted EBITDA	$85.2 million to $88.2 million	$86.2 million
Adjusted FFO available to common stockholders per diluted share	$0.82 to $0.87	$0.87
Total Hotel Operating Profit Margin	+300 bps to +350 bps	+440 bps
Comparable Hotel Operating Profit Margin	+100 bps to +150 bps	+180 bps
Capital expenditures	$27 million to $32 million	$32.2 million

As a result of a pending amendment to the management agreement for the Fairmont Newport Beach hotel, the Company did not record a guaranty payment in the fourth quarter 2007. The Company’s guidance for the fourth quarter and full year 2007 assumed that $2.3 million related to this guaranty would be realized in the fourth quarter 2007. As of the date of this release, the management agreement amendment has been finalized, and, as a result, the Company expects guaranty payments to commence in the fourth quarter of 2008.

Total portfolio RevPAR increased 12.6% as compared to the fourth quarter of 2006, driven by an increase of 7.1% in average daily room rate and a 360 basis-point occupancy increase. Comparable RevPAR, excluding four “Non-comparable” hotels that experienced material and prolonged business interruption during 2007 or 2006 (Renaissance Baltimore, Renaissance Orlando, Fairmont Newport Beach and Hyatt Regency Century Plaza), increased 9.1% as compared to the fourth quarter of 2006, driven by an increase of 6.1% in average daily room rate and a 200 basis-point occupancy increase.

Total hotel operating profit margins for the fourth quarter increased 440 basis points (from 24.4% to 28.8%). Comparable hotel operating profit margins for the fourth quarter increased 180 basis points (from 28.3% to 30.1%) (see page 12 for a reconciliation of hotel operating income to the comparable GAAP measure).

Acquisitions, Dispositions, Investments and Financings

On December 10, 2007, the Company announced that it had sold a fifty-percent interest in one of its subsidiaries, BuyEfficient LLC, an electronic purchasing platform that allows members to procure food, operating supplies, furniture, fixtures and equipment for gross sale proceeds of $6.3 million to Strategic Hotels & Resorts, Inc.

On December 20, 2007, the Company completed the sale of the 362-room Sheraton located in Salt Lake City, Utah for gross sale proceeds of $33.3 million.

In December 2007, the Company defeased an $8.7 million mortgage loan with an effective maturity date of August 2009.

Balance Sheet/Liquidity Update

As of December 31, 2007, the Company had approximately $115.9 million of cash and cash equivalents (including restricted cash). As of December 31, 2007, the Company had no outstanding indebtedness under its credit facility, and had $10.8 million in outstanding irrevocable letters of credit backed by the credit facility, leaving, as of that date, $189.2 million available under the credit facility. On December 31, 2007, total assets were $3.0 billion, including $2.8 billion of net investments in hotel properties, total debt was $1.7 billion and stockholders’ equity was $1.1 billion.

Hotel Renovations

During the fourth quarter of 2007, the Company invested $32.2 million in capital projects.

Outlook

The Company is providing guidance at this time but does not undertake to make updates for any developments in its business. Achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission. The Company has provided guidance for the first quarter of 2008 as well as full year 2008. The Company’s guidance does not take into account any additional hotel acquisitions, dispositions, stock repurchases or financings during 2008. As the level of demand for U.S. lodging is highly correlated to the overall U.S. economy, changes in U.S. economic performance could have a material effect on the Company’s results of operations.

First Quarter 2008 Outlook

For the first quarter 2008, the Company expects total portfolio RevPAR to increase approximately 2.0% to 4.0% over the first quarter of 2007 and Comparable RevPAR, excluding two “Non-comparable” hotels (the

Renaissance Orlando and the Renaissance Baltimore), to increase approximately 1.0% to 3.0% over the first quarter of 2007 (see page 7 for an explanation of measures relating to comparability). Additionally, for the first quarter of 2008:

•	Income (loss) available to common stockholders is expected to be approximately $(5.5) million to $(3.0) million;

•	Adjusted EBITDA is expected to be approximately $58.5 million to $61.0 million;

•	Adjusted FFO available to common stockholders is expected to be approximately $27.2 million to $29.7 million;

•	Adjusted FFO available to common stockholders per diluted share is expected to be approximately $0.43 to $0.47;

•	Total hotel operating profit margins are expected to be down approximately 25 - 75 basis points compared to the first quarter of 2007; and

•	Comparable hotel operating profit margins are expected to be down approximately 50 - 100 basis points from the first quarter of 2007.

Full Year 2008 Outlook

For the full year 2008, the Company expects total portfolio RevPAR to increase approximately 2.0% to 5.0% over the full year 2007 and Comparable RevPAR is expected to increase approximately 2.0% to 5.0% over the full year 2007. Full year 2008 outlook includes $2.7 million of anticipated guaranty payments for the Fairmont Newport Beach. Additionally, for the full year 2008:

•	Income available to common stockholders is expected to be approximately $51.1 million to $66.6 million;

•	Adjusted EBITDA is expected to be approximately $308.0 million to $323.5 million;

•	Adjusted FFO available to common stockholders is expected to be approximately $181.9 million to $197.4 million;

•	Adjusted FFO available to common stockholders per diluted share is expected to be approximately $2.88 to $3.12;

•	Total hotel operating profit margins are expected to range from down approximately 25 basis points to up 50 basis points compared to the prior year; and

•	Comparable hotel operating profit margins are expected to range from down approximately 25 basis points to up 50 basis points compared to the prior year.

Dividend Update

On February 21, 2008, the Company declared a dividend of $0.35 per share payable to its common stockholders. The Company also declared a dividend of $0.50 per share payable to its Series A cumulative redeemable preferred stockholders and a dividend of $0.404 per share payable to its Series C cumulative convertible redeemable preferred stockholders. The dividends will be paid on April 15, 2008 to stockholders of record on March 31, 2008.

The level of any future quarterly dividends will be determined by the Company’s Board of Directors after considering operating results, expected capital requirements and risk factors affecting the Company’s business.

Earnings Call

The Company will host a conference call to discuss fourth quarter and year end results on February 22, 2008, at 9:00 a.m. PST. A live web cast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, investors may dial 1-800-240-6709 (for domestic callers) or 303-262-2137 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that, as of the date hereof, has interests in 46 hotels comprised of 16,085 rooms primarily in the upper-upscale segment operated under nationally recognized brands, such as Marriott, Hilton, Hyatt, Fairmont and Starwood. For further information, please visit the Company’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the possibility of a U.S. recession; potential terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of acquired properties after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of February 21, 2008, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Adjusted EBITDA (as defined below); (3) Funds From Operations, or FFO; (4) Adjusted FFO (as defined below); and (5) Hotel Operating Income and Hotel Operating Profit Margin for the purpose of our operating margins.

EBITDA represents income (loss) available to common stockholders before minority interest excluding: (1) preferred stock dividends; (2) interest expense (including prepayment penalties, if any); (3) provision for income taxes, including income taxes applicable to sale of assets; and (4) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) the impact of any gain or loss from asset sales; (2) impairment charges; and (3) other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. A reconciliation of income available to common stockholders to EBITDA and Adjusted EBITDA is set forth on pages 10 and 11. A reconciliation and the components of Hotel Operating Income and Hotel Operating Profit Margin are set forth on page 12. We believe Hotel Operating Income and Hotel Operating Profit Margin are also useful to investors in evaluating our property level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean net income (loss) (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO, which excludes prepayment penalties, written-off deferred financing costs, impairment losses and other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are measures of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure. A reconciliation of income available to common stockholders to FFO and Adjusted FFO is set forth on pages 10 and 11.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

Comparable Portfolio Information

The Company’s definition of “Comparable Portfolio” includes those hotels owned as of the reporting date which have not experienced material and prolonged business interruption due to renovations, re-branding or property damage during either the calendar year presented or the preceding calendar year. For the first quarter and full year 2008, the Comparable Portfolio is expected to exclude the Renaissance Orlando and the Renaissance Baltimore. We refer to these excluded hotels as “Non-comparable” hotels. Also, the revenue and expense items associated with the Company’s two commercial laundry facilities and any guaranty payments have been shown below the hotel operating income line in presenting comparable hotel operating margins. Management believes the definition of Comparable Portfolio as well as the calculation of hotel operating income results in a more accurate presentation of the trends in RevPAR and comparable hotel operating margins of the Company’s stabilized portfolio of hotels.

***Tables to Follow***

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(in thousands, except per share data)

	December 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$67,412	$29,029
Restricted cash	48,442	65,669
Accounts receivable, net	36,703	41,695
Due from affiliates	932	1,383
Inventories	3,190	3,089
Prepaid expenses	9,021	7,006

Total current assets	165,700	147,871
Investment in hotel properties, net	2,786,821	2,477,514
Other real estate, net	14,526	14,673
Investment in unconsolidated joint ventures	35,816	68,714
Deferred financing costs, net	12,964	7,381
Goodwill	16,251	22,249
Other assets, net	17,074	21,971

Total assets	$3,049,152	$2,760,373

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$28,540	$31,912
Accrued payroll and employee benefits	18,133	12,338
Due to Interstate SHP	15,051	16,607
Dividends payable	25,995	23,826
Other current liabilities	39,817	32,354
Current portion of notes payable	9,815	23,231

Total current liabilities	137,351	140,268
Notes payable, less current portion	1,712,336	1,476,597
Other liabilities	6,034	6,429

Total liabilities	1,855,721	1,623,294
Commitments and contingencies	—	—
Preferred stock, Series C Cumulative Convertible Redeemable Preferred Stock, $0.01 par value, 4,102,564 shares authorized, issued and outstanding at December 31, 2007 and 2006, liquidation preference of $24.375 per share	99,496	99,296
Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 8.0% Series A Cumulative Redeemable Preferred Stock, 7,050,000 shares issued and outstanding at December 31, 2007 and 2006, stated at liquidation preference of $25.00 per share	176,250	176,250
Common stock, $0.01 par value, 500,000,000 shares authorized, 58,815,271 shares issued and outstanding at December 31, 2007 and 57,775,089 shares issued and outstanding at December 31, 2006	588	578
Additional paid in capital	987,554	958,591
Retained earnings	191,208	65,545
Cumulative dividends	(261,665)	(163,181)

Total stockholders’ equity	1,093,935	1,037,783

Total liabilities and stockholders’ equity	$3,049,152	$2,760,373

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Income Statements

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenues
Room	$188,883	$148,735	$688,921	$549,834
Food and beverage	88,903	66,824	289,655	228,315
Other operating	20,613	21,927	78,163	77,106

Total revenues	298,399	237,486	1,056,739	855,255

Operating expenses
Room	42,213	34,242	152,808	123,004
Food and beverage	62,225	46,472	209,971	163,423
Other operating	11,076	10,034	41,816	38,095
Advertising and promotion	15,658	13,049	55,340	47,312
Repairs and maintenance	11,612	9,789	40,449	34,607
Utilities	10,681	8,562	37,429	32,863
Franchise costs	10,135	8,729	37,493	30,673
Property tax, ground lease and insurance	16,184	17,660	58,706	53,464
Property general and administrative	33,497	27,929	119,210	98,057
Corporate overhead	5,372	5,553	28,270	19,037
Depreciation and amortization	34,801	23,884	119,855	90,392

Total operating expenses	253,454	205,903	901,347	730,927

Operating income	44,945	31,583	155,392	124,328
Equity in earnings (losses) of unconsolidated joint venture	(1,361)	140	(3,588)	140
Interest and other income	6,926	1,981	9,261	4,208
Interest expense	(24,878)	(21,219)	(98,907)	(91,052)

Income from continuing operations	25,632	12,485	62,158	37,624
Income (loss) from discontinued operations	4,164	(661)	63,505	15,613

Net Income	29,796	11,824	125,663	53,237
Preferred stock dividends and accretion	(5,233)	(5,187)	(20,795)	(19,616)
Undistributed income allocated to Series C preferred stock	(245)	—	(1,583)	—

Income Available to Common Stockholders	$24,318	$6,637	$103,285	$33,621

Basic per share amounts:
Income from continuing operations available to common stockholders	$0.35	$0.12	$0.70	$0.31
Income (loss) from discontinued operations	0.07	(0.01)	1.05	0.28

Basic income available to common stockholders per common share	$0.42	$0.11	$1.75	$0.59

Diluted per share amounts:
Income from continuing operations available to common stockholders	$0.34	$0.12	$0.67	$0.31
Income (loss) from discontinued operations	0.07	(0.01)	1.08	0.28

Diluted income available to common stockholders per common share	$0.41	$0.11	$1.75	$0.59

Weighted average common shares outstanding:
Basic	58,802	57,755	58,998	57,247

Diluted	58,916	57,926	59,139	57,409

Dividends paid per common share	$0.35	$0.32	$1.31	$1.22

Sunstone Hotel Investors, Inc.

Reconciliation of Income Available to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in Thousands Except Per Share Amounts)

Reconciliation of Income Available to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Income available to common stockholders	$24,318	$6,637	$103,285	$33,621
Series A and C preferred stock dividends	5,233	5,187	20,795	19,616
Undistributed income allocated to Series C preferred stock	245		1,583
Amortization of deferred stock compensation	1,037	878	5,168	3,677
Continuing operations:
Depreciation and amortization	34,801	23,884	119,855	90,392
Interest expense	24,048	20,941	96,280	78,681
Amortization of deferred financing fees	413	278	1,433	1,533
Write-off of deferred financing fees	64	—	426	2,765
Prepayment penalties	—	—	415	—
Loss on early extinguishment of debt	818	—	818	9,976
Write-off of loan premium	(465)	—	(465)	(1,903)
Unconsolidated joint venture:
Depreciation and amortization	2,790	90	6,492	90
Interest expense	1,879	74	7,765	74
Amortization of deferred financing fees	333	—	1,323	—
Discontinued operations:
Depreciation and amortization	320	1,531	3,390	11,445
Interest expense	245	1,209	2,913	4,970
Amortization of deferred financing fees	8	13	64	157
Write-off of deferred financing fees	—	—	—	376

EBITDA	96,087	60,722	371,540	255,470

(Gain)/loss on sale of assets	(10,081)	1,256	(66,019)	(9,048)
Impairment loss - discontinued operations	—	187	—	4,920
Cost related to hotel property tax from a prior period	—	—	—	757
Non-recurring costs associated with CEO succession and executive officer severance	241	—	4,540	—

	(9,840)	1,443	(61,479)	(3,371)

Adjusted EBITDA	$86,247	$62,165	$310,061	$252,099

Reconciliation of Income Available to Common Stockholders to FFO and Adjusted FFO

Income available to common stockholders	$24,318	$6,637	$103,285	$33,621
Series C preferred stock dividends	1,707	1,662	6,694	6,649
Undistributed income allocated to Series C preferred stock	245		1,583
Real estate depreciation and amortization - continuing operations	34,605	23,650	118,996	89,491
Real estate depreciation and amortization - unconsolidated joint venture	2,790	90	6,492	90
Real estate depreciation and amortization - discontinued operations	320	1,531	3,390	11,445
(Gain)/loss on sale of assets	(10,081)	1,256	(66,019)	(9,048)

FFO available to common stockholders	53,904	34,826	174,421	132,248

Continuing operations:
Write-off of deferred financing fees	64	—	426	2,765
Prepayment penalties	—	—	415	—
Loss on early extinguishment of debt	818	—	818	9,976
Write-off of loan premium	(465)	—	(465)	(1,903)
Discontinued operations:
Write-off of deferred financing fees	—	—	—	376
Impairment loss	—	187	—	4,920
Cost related to hotel property tax from a prior period	—	—	—	757
Non-recurring costs associated with CEO succession and executive officer severance	—	—	—	—
Non-recurring amortization of deferred stock compensation associated with executive officer severance	241	—	4,977	—

	658	187	6,171	16,891

Adjusted FFO available to common stockholders	$54,562	$35,013	$180,592	$149,139

FFO available to common stockholders per diluted share	$0.86	$0.56	$2.76	$2.14

Adjusted FFO available to common stockholders per diluted share	$0.87	$0.56	$2.86	$2.41

Diluted weighted average shares outstanding (1)	63,019	62,292	63,242	61,793

(1)	Diluted weighted average shares outstanding includes the Series C Convertible Preferred Stock on an as-converted basis. Additionally, during the third quarter of 2007, the Company revised its methodology for computation of diluted earnings per share by applying the treasury stock method to unvested restricted stock awards. As a result of the revision, the unvested restricted stock awards for purposes of calculating FFO and Adjusted FFO available to common stockholders per diluted share have been decreased by 263,912 shares and 197,939 shares for the three months and year ended December 31, 2006, respectively. Please refer to the Company’s Annual Report on Form 10-K filed contemporaneously with this press release for further information.

Sunstone Hotel Investors, Inc.

Reconciliation of Income Available to Common Stockholders to Non-GAAP Financial Measures

Guidance for Quarter Ended March 31, 2008 and Full Year 2008

(Unaudited and in Thousands Except Per Share Amounts)

Reconciliation of Income Available to Common Stockholders to EBITDA and Adjusted EBITDA

	Quarter Ended March 31, 2008		Full Year December 31, 2008
	Low End of Range	High End of Range	Low End of Range	High End of Range
Income available to common stockholders	$(5,500)	$(3,000)	$51,100	$66,600
Series A preferred stock dividends	3,500	3,500	14,000	14,000
Series C preferred stock dividends	1,650	1,650	6,600	6,600
Amortization of deferred stock compensation	1,400	1,400	6,000	6,000
Continuing operations and unconsolidated joint ventures:
Depreciation and amortization	31,250	31,250	125,000	125,000
Interest expense	25,800	25,800	103,600	103,600
Amortization of deferred financing fees	400	400	1,700	1,700

EBITDA	58,500	61,000	308,000	323,500

Adjusted EBITDA	$58,500	$61,000	$308,000	$323,500

Reconciliation of Income Available to Common Stockholders to FFO and Adjusted FFO

Income available to common stockholders	$(5,500)	$(3,000)	$51,100	$66,600
Series C preferred stock dividends	1,650	1,650	6,600	6,600
Continuing operations and unconsolidated joint ventures:
Real estate depreciation and amortization	31,050	31,050	124,200	124,200

FFO available to common stockholders	27,200	29,700	181,900	197,400

Adjusted FFO available to common stockholders	$27,200	$29,700	$181,900	$197,400

Adjusted FFO available to common stockholders per diluted share	$0.43	$0.47	$2.88	$3.12

Diluted weighted average shares outstanding (1)	63,100	63,100	63,250	63,250

(1)	Diluted weighted average shares outstanding includes the Series C Convertible Preferred Stock on an as-converted basis.

Sunstone Hotel Investors, Inc.

Comparable Hotel Operating Margin

(Unaudited and In Thousands Except Hotels and Rooms)

	Quarter Ended December 31, 2007			Quarter Ended December 31, 2006
	Actual December 31, 2007(1)	Non-comparable Hotels(2)	Comparable December 31, 2007(4)	Actual December 31, 2006(5)	Prior Ownership Adjustments(6)	Subtotal	Non-comparable Hotels(2)	Comparable December 31, 2006(4)
Number of Hotels	45	(4)	41	42	3	45	(4)	41
Number of Rooms	15,625	(2,570)	13,055	14,260	1,365	15,625	(2,570)	13,055

Hotel operating profit margin (8)	28.8%	23.8%	30.1%	23.9%	28.2%	24.4%	5.6%	28.3%

Hotel Revenues
Room revenue	$188,883	$(34,794)	$154,089	$148,735	$18,658	$167,393	$(26,372)	$141,021
Food and beverage revenue	88,903	(22,780)	66,123	66,824	8,083	74,907	(15,379)	59,528
Other operating revenue	16,057	(3,649)	12,408	11,484	2,164	13,648	(1,897)	11,751

Total Hotel Revenues	293,843	(61,223)	232,620	227,043	28,905	255,948	(43,648)	212,300
Hotel Expenses
Room expense	42,213	(8,785)	33,428	34,242	4,648	38,890	(7,443)	31,447
Food and beverage expense	62,225	(16,377)	45,848	46,472	4,609	51,081	(12,352)	38,729
Other hotel expense	72,198	(15,078)	57,120	64,857	7,540	72,397	(15,451)	56,946
General and administrative expense	32,575	(6,407)	26,168	27,109	3,950	31,059	(5,939)	25,120

Total Hotel Expenses	209,211	(46,647)	162,564	172,680	20,747	193,427	(41,185)	152,242
Hotel Operating Income	84,632	(14,576)	70,056	54,363	8,158	62,521	(2,463)	60,058
Hotel performance guaranty	—	—	—	6,271		6,271	(6,271)	—
Non-hotel operating income	486	—	486	386		386	—	386
Corporate overhead	(5,372)	74	(5,298)	(5,553)		(5,553)	9	(5,544)
Depreciation and amortization	(34,801)	6,757	(28,044)	(23,884)		(23,884)	5,961	(17,923)

Operating Income	44,945	(7,745)	37,200	31,583	8,158	39,741	(2,764)	36,977
Equity in earnings (losses) of unconsolidated joint ventures	(1,361)	—	(1,361)	140		140		140
Interest and other income	6,926	(50)	6,876	1,981		1,981	(127)	1,854
Interest expense	(24,878)	1,258	(23,620)	(21,219)		(21,219)	3,209	(18,010)
Income (loss) from discontinued operations	4,164		4,164	(661)		(661)		(661)

Net Income	$29,796	$(6,537)	$23,259	$11,824	$8,158	$19,982	$318	$20,300

	Year Ended December 31, 2007				Year Ended December 31, 2006
	Actual December 31, 2007(1)	Non-comparable Hotels(2)	Prior Ownership Adjustments(3)	Comparable December 31, 2007(4)	Actual December 31, 2006(5)	Prior Ownership Adjustments(6)	Prior Ownership Adjustments(7)	Subtotal	Non-comparable Hotels(2)	Comparable December 31, 2006(4)
Number of Hotels	45	(4)		41	42	3		45	(4)	41
Number of Rooms	15,625	(2,570)		13,055	14,260	1,365		15,625	(2,570)	13,055

Hotel operating profit margin (8)	28.8%	23.5%	21.2%	30.1%	26.2%	27.4%	22.4%	26.2%	14.4%	28.9%

Hotel Revenues
Room revenue	$688,921	$(127,732)	$10,295	$571,484	$549,834	$62,236	$21,475	$633,545	$(104,553)	$528,992
Food and beverage revenue	289,655	(79,000)	5,213	215,868	228,315	24,756	4,815	257,886	(62,092)	195,794
Other operating revenue	57,195	(12,789)	981	45,387	42,841	6,872	2,019	51,732	(9,229)	42,503

Total Hotel Revenues	1,035,771	(219,521)	16,489	832,739	820,990	93,864	28,309	943,163	(175,874)	767,289
Hotel Expenses
Room expense	152,808	(32,655)	2,815	122,968	123,004	15,339	5,678	144,021	(27,975)	116,046
Food and beverage expense	209,971	(58,952)	3,743	154,762	163,423	14,957	5,075	183,455	(48,831)	134,624
Other hotel expense	258,692	(52,373)	4,257	210,576	224,491	25,164	7,937	257,592	(52,283)	205,309
General and administrative expense	115,534	(24,008)	2,178	93,704	94,747	12,672	3,266	110,685	(21,480)	89,205

Total Hotel Expenses	737,005	(167,988)	12,993	582,010	605,665	68,132	21,956	695,753	(150,569)	545,184
Hotel Operating Income	298,766	(51,533)	3,496	250,729	215,325	25,732	6,353	247,410	(25,305)	222,105
Hotel performance guaranty	2,786	(2,786)		—	17,444			17,444	(17,444)	—
Non-hotel operating income	1,965	—		1,965	1,745			1,745	—	1,745
Corporate overhead	(28,270)	121		(28,149)	(19,037)			(19,037)	235	(18,802)
Depreciation and amortization	(119,855)	25,815		(94,040)	(90,392)			(90,392)	20,971	(69,421)

Operating Income	155,392	(28,383)	3,496	130,505	125,085	25,732	6,353	157,170	(21,543)	135,627
Equity in earnings (losses) of unconsolidated joint ventures	(3,588)	—		(3,588)	140			140	—	140
Interest and other income	9,261	(416)		8,845	4,208			4,208	(224)	3,984
Interest expense	(98,907)	9,111		(89,796)	(91,052)			(91,052)	12,202	(78,850)
Income from discontinued operations	63,505			63,505	15,613			15,613		15,613
Cost related to hotel property tax from a prior period				—	(757)			(757)		(757)

Net Income	$125,663	$(19,688)	$3,496	$109,471	$53,237	$25,732	$6,353	$85,322	$(9,565)	$75,757

(1)	Represents our ownership results for the 45 hotels we owned as of the end of the period.

(2)	Represents our ownership results for the four “non-comparable” hotels that experienced material and prolonged business interruption during 2007 or 2006 (Renaissance Baltimore, Renaissance Orlando, Fairmont Newport Beach and Hyatt Regency Century Plaza).

(3)	Represents prior ownership results for the 3 hotels acquired during 2007.

(4)	Represents our ownership and prior ownership results for 41 “comparable” hotels we owned as of December 31, 2007, excluding the four “non-comparable” hotels that experienced material and prolonged business interruption during 2007 or 2006 (Renaissance Baltimore, Renaissance Orlando, Fairmont Newport Beach and Hyatt Regency Century Plaza).

(5)	Represents our ownership results for the same 42 hotels we owned as of the end of the period.

(6)	Represents prior ownership results for the 3 hotels acquired subsequent to December 31, 2006.

(7)	Represents prior ownership results for the 4 hotels acquired during 2006.

(8)	Hotel operating profit margin is calculated as hotel operating income divided by total hotel revenues.

Sunstone Hotel Investors, Inc.

Comparable Portfolio Operating Statistics by Region

(Unaudited)

									Percent
			Quarter Ended December 31, 2007			Quarter Ended December 31, 2006			Change in
Region	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Comparable RevPAR
California (1)	16	4,359	75.7%	$142.32	$107.74	70.6%	$140.49	$99.19	8.6%
Other West (2)	7	2,123	72.1%	109.91	79.25	73.1%	101.37	74.10	6.9%
Midwest (3)	8	2,520	63.5%	144.07	91.48	62.6%	137.28	85.94	6.5%
Middle Atlantic (4)	8	3,464	76.5%	229.55	175.61	75.4%	209.80	158.19	11.0%
South (5)	2	589	74.6%	121.35	90.53	75.2%	114.80	86.33	4.9%

Total Comparable Portfolio	41	13,055	73.1%	$163.07	$119.20	71.1%	$153.71	$109.29	9.1%

									Percent
			Year Ended December 31, 2007			Year Ended December 31, 2006			Change in
Region	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Comparable RevPAR
California (1)	16	4,359	79.4%	$150.03	$119.12	78.0%	$143.68	$112.07	6.3%
Other West (2)	7	2,123	78.7%	110.27	86.78	76.0%	103.09	78.35	10.8%
Midwest (3)	8	2,520	68.0%	137.61	93.57	65.1%	132.74	86.41	8.3%
Middle Atlantic (4)	8	3,464	78.3%	211.57	165.66	76.4%	200.35	153.07	8.2%
South (5)	2	589	79.7%	119.64	95.35	79.0%	114.49	90.45	5.4%

Total Comparable Portfolio	41	13,055	76.8%	$156.45	$120.15	74.8%	$149.02	$111.47	7.8%

(1)	Excludes properties that experienced material and prolonged business interruption during 2007 or 2006 (Fairmont Newport Beach and Hyatt Regency Century Plaza).

(2)	Includes Oregon, Utah and Texas.

(3)	Includes Illinois, Michigan and Minnesota.

(4)	Includes Maryland, Massachusetts, Virginia, District of Columbia, New York and Pennsylvania. Excludes the Renaissance Baltimore which experienced material and prolonged business interruption during 2007 or 2006.

(5)	Includes Florida and Georgia. Excludes the Renaissance Orlando which experienced material and prolonged business interruption during 2007 or 2006.

Sunstone Hotel Investors, Inc.

Comparable Portfolio Operating Statistics by Brand

(Unaudited)

									Percent
			Quarter Ended December 31, 2007			Quarter Ended December 31, 2006			Change in
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Comparable RevPAR
Marriott (1)	24	7,670	74.4%	$159.95	$119.00	71.5%	$150.56	$107.65	10.5%
Hilton	6	1,955	76.7%	245.80	188.53	76.1%	226.42	172.31	9.4%
InterContinental	3	665	63.2%	104.61	66.11	68.0%	99.94	67.96	-2.7%
Hyatt (2)	2	605	72.1%	131.66	94.93	61.1%	137.46	83.99	13.0%
Other Brand Affiliations (3)	3	941	76.5%	138.41	105.88	80.5%	139.03	111.92	-5.4%
Independent	3	1,219	61.2%	98.84	60.49	59.6%	90.29	53.81	12.4%

Total Comparable Portfolio	41	13,055	73.1%	$163.07	$119.20	71.1%	$153.71	$109.29	9.1%

									Percent
			Year Ended December 31, 2007			Year Ended December 31, 2006			Change in
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Comparable RevPAR
Marriott (1)	24	7,670	77.2%	$154.78	$119.49	75.0%	$147.70	$110.78	7.9%
Hilton	6	1,955	80.6%	218.24	175.90	79.4%	203.67	161.71	8.8%
InterContinental	3	665	70.9%	109.02	77.30	72.3%	102.35	74.00	4.5%
Hyatt (2)	2	605	75.8%	145.97	110.65	70.8%	145.67	103.13	7.3%
Other Brand Affiliations (3)	3	941	82.9%	144.29	119.62	83.2%	140.82	117.16	2.1%
Independent	3	1,219	67.0%	94.74	63.48	63.2%	89.01	56.25	12.8%

Total Comparable Portfolio	41	13,055	76.8%	$156.45	$120.15	74.8%	$149.02	$111.47	7.8%

(1)	Excludes the Renaissance Baltimore and Renaissance Orlando which experienced material and prolonged business interruption during 2007 or 2006.

(2)	Excludes the Hyatt Regency Century Plaza which experienced material and prolonged business interruption during 2007 or 2006.

(3)	Includes a Sheraton, a Wyndham, a Fairmont and a W Hotel. Excludes the Fairmont Newport Beach which experienced material and prolonged business interruption during 2007 or 2006.

Sunstone Hotel Investors, Inc.

Debt Summary

(Unaudited - Dollars in Thousands)

Debt	Collateral	Interest Rate / Spread	Maturity Date	December 31, 2007 Balance
Fixed Rate Debt
Secured Mortgage Debt	1 hotel	5.92%	2010	81,000
Secured Mortgage Debt (1)	10 hotels	5.95%	2011	248,164
Secured Mortgage Debt (2)	2 hotels	4.98%	2012	65,000
Secured Mortgage Debt	Rochester laundry facility	9.88%	2013	4,812
Secured Mortgage Debt (2)	10 hotels	5.34%	2015	273,041
Secured Mortgage Debt (2)	2 hotels	5.20%	2016	197,134
Secured Mortgage Debt	1 hotel	5.69%	2016	48,000
Secured Mortgage Debt	1 hotel	5.66%	2016	34,000
Secured Mortgage Debt	1 hotel	5.58%	2017	75,000
Secured Mortgage Debt	1 hotel	5.58%	2017	176,000
Secured Mortgage Debt	1 hotel	6.14%	2018	65,000
Secured Mortgage Debt	1 hotel	6.60%	2019	70,000
Secured Mortgage Debt	1 hotel	5.95%	2021	135,000
Exchangeable Senior Notes	Guaranty	4.60%	2027	250,000

Total Fixed Rate Debt				1,722,151
Credit Facility	Unsecured	L + 0.90% - 1.50%	2010	—

TOTAL DEBT				$1,722,151

Preferred Stock
Series A cumulative redeemable preferred		8.00%	perpetual	$176,250

Series C cumulative convertible redeemable preferred		6.45%	perpetual	$100,000

Debt Statistics
% Fixed Rate Debt				100.0%
% Floating Rate Debt				0.0%
Average Interest Rate (3)				5.51%
Weighted Average Maturity of Debt (excludes Credit Facility) (4)				9.01 years

(1)	Cross-collateralized loan with life insurance company.

(2)	Individual, non cross-collateralized loans.

(3)	Assumes LIBOR of 5.4%.

(4)	Assumes the exchangeable senior notes remain outstanding to maturity. If the exchangeable senior notes were redeemed upon the first call date, the weighted average maturity date would be 7.9 years.